As filed with the Securities and Exchange Commission on March 3, 2005

Registration No. 333-58048

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

ON

FORM S-3

TO

REGISTRATION STATEMENT

ON

FORM S-1

Under

The Securities Act of 1933

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

425-201-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John M. Hall

Senior Vice President and

General Counsel

InfoSpace, Inc.

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

425-201-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

On March 30, 2001, we filed a registration statement on Form S-1, as amended (File No. 333-58048) (the “Registration Statement”), covering 394,092 shares, as adjusted for the one-for-ten reverse split of our issued and outstanding Common Stock on September 13, 2002 and the cancellation of fractional shares resulting from such split, of our Common Stock to be sold by certain stockholders. On October 12, 2001, the Securities and Exchange Commission declared the Registration Statement effective.

The Registration Statement was filed to register shares of our Common Stock issued, or issuable upon exchange of exchangeable shares issued by one of our Canadian subsidiaries, to the former shareholders of Locus Dialogue Inc., a Canadian company, which we acquired in 2001. The selling stockholders resold 389,755 of the 394,092 shares, as adjusted for the one-for-ten reverse split of our issued and outstanding Common Stock on September 13, 2002 and the cancellation of fractional shares resulting from such split, initially registered under the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, we respectfully request that the Commission withdraw the Registration Statement. Accordingly, we hereby de-register the 4,337 shares of our Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 3, 2005.

INFOSPACE, INC.

By	/s/ John M. Hall
John M. Hall Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James F. Voelker James F. Voelker	Chairman and Chief Executive Officer (Principal Executive Officer)	March 3, 2005

/s/ David E. Rostov David E. Rostov	Chief Financial Officer (Principal Financial Officer)	March 3, 2005

/s/ Allen M. Hsieh Allen M. Hsieh	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2005

/s/ Edmund O. Belsheim Jr. Edmund O. Belsheim Jr.	Chief Administrative Officer and Director	March 3, 2005

/s/ John E. Cunningham, IV John E. Cunningham, IV	Director	March 3, 2005

	Director	March , 2005
Richard D. Hearney

	Director	March , 2005
Rufus W. Lumry, III

/s/ Lewis M. Taffer Lewis M. Taffer	Director	March 3, 2005

/s/ George M. Tronsrue III George M. Tronsrue III	Director	March 3, 2005

	Director	March , 2005
Vanessa A. Wittman